EX-99(D)(XX)

SECOND AMENDMENT TO SUBADVISORY AGREEMENT

This SECOND AMENDMENT to the Subadvisory Agreement (as defined below) is made and entered into effective    , 20  (the “Amendment”), by and among MORNINGSTAR FUNDS TRUST (the “Trust”), a Delaware statutory trust, MORNINGSTAR INVESTMENT MANAGEMENT LLC (the “Adviser”) a Delaware limited liability company registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and WESTERN ASSET MANAGEMENT COMPANY, LLC, a California Limited Liability Company (the “Subadviser”), and also registered under the Advisers Act.

W I T N E S E T H:

WHEREAS, the Trust, Adviser and Subadviser are parties to the Subadvisory Agreement dated    , 20  amended    , 20  (the “Agreement”).

WHEREAS, the Trust, Adviser and Subadviser desire to amend the Agreement, on the terms and conditions set forth herein.

NOW, THEREFORE, the parties do mutually agree and promise as follows:

1.   Exhibit A is deleted in its entirety and replaced with Exhibit A attached hereto and incorporated herein.

2.   In the event of a conflict between the terms of this Amendment and the Agreement, the terms of the Amendment shall control.

3.   This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.   Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers on the day and year first written above.

MORNINGSTAR FUNDS TRUST

By:

Name:

Title:

MORNINGSTAR INVESTMENT MANAGEMENT LLC

By:

Name:

Title:

WESTERN ASSET MANAGEMENT COMPANY, LLC

By:

Name:

Title:

EXHIBIT A

SUBADVISORY AGREEMENT AMONG MORNINGSTAR FUNDS TRUST, MORNINGSTAR INVESTMENT MANAGEMENT LLC AND WESTERN ASSET MANAGEMENT COMPANY, LLC

Effective    , 20

The annual subadvisory fee is expressed as a percentage of the average daily net assets of the Subadviser Assets.

Funds of the Trust	Subadvisory Fee Rate

Morningstar Global Income Fund	0.40% if Subadviser Assets is less than $70 million
0.37% if Subadviser Assets is $70 million or greater

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IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A in the Amendment to be duly executed by their duly authorized officers on the day and year first written above.

MORNINGSTAR FUNDS TRUST

By:

Name:

Title:

MORNINGSTAR INVESTMENT MANAGEMENT LLC

By:

Name:

Title:

WESTERN ASSET MANAGEMENT COMPANY LLC

By:

Name:

Title: